UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2007
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement. On August 16, 2007, EAU Technologies, Inc. (the “Company”) and Perfect Water & Essentials, LLC (“PWE”) entered into that certain Agreement for Purchase and Sale of Assets--Perfect Empowered Drinking Water and Perfect Essentials (the “Asset Purchase Agreement”) pursuant to which PWE has the right to purchase certain assets of the Company which are used in the operation of its consumer division, which division is commonly referred to by the Company as the Perfect Essentials Division.

In addition, in connection with the purchase of the Perfect Essentials Division, PWE is obligated under the Asset Purchase Agreement to purchase a technology license from the Company to operate the Perfect Essentials Division (the “Purchase and Technology License”). The form of the Purchase and Technology License is attached to the Asset Purchase Agreement and will be executed by the Company at closing.

At closing, in connection with the Purchase and Technology License, the Company will enter into an equipment maintenance and support agreement for the benefit of PWE for the equipment purchased under the Asset Purchase Agreement, and future equipment purchased by PWE from the Company.

The Asset Purchase Agreement requires PWE to close on the acquisition no later than September 12, 2007.

The purchase price for the Perfect Essentials Division is $2 million and the purchase price for the Purchase and Technology License is $500,000 paid in a lump sum at closing.

In connection with the sale of the Perfect Essentials Division, the Company has agreed that for a period of sixty months immediately following the closing, the Company will not compete against the Perfect Essentials Division. This noncompete provision will terminate if PWE fails to pay the agreed-upon royalties.

The Asset Purchase Agreement also provides that PWE will assume the Company’s building lease of the Company’s facilities in Lindon, Utah.

In connection with the Purchase and Technology License, the Company will enter into a Maintenance and Support Agreement with PWE, under which the Company will provide certain support services for PWE in exchange for continuing licensing fees.

A copy of the Asset Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Related Party Transaction. Due to terms of an exclusive license agreement, dated May 1, 2006, between Water Science, LLC and the Company, the Company would not be able to enter into the transactions described above unless Water Science waived its exclusive rights.

Water Science is a significant shareholder of the Company. Additionally, Water Science is wholly owned by Peter Ullrich, who is a member of the Board of Directors of the Company and an individual shareholder and warrant holder of the Company.

At the August 13, 2007 meeting of the board of directors of the Company, Peter Ullrich agreed, on behalf of Water Science, that at closing of the Asset Purchase Agreement, Water Science would deliver a consent in which it would waive its exclusive license rights for the benefit of PWE and consent to the Company and PWE entering into the Purchase and Technology License.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement for Purchase and Sale of Assets dated as of August 13, 2007 between the Company and Perfect Water & Essentials, LLC (“PWE”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2007	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer